Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contacts:	Media Relations: Sheri Woodruff 610-893-9555 Office 609-933-9243 Mobile swoodruff@tycoelectronics.com	Investor Relations: Keith Kolstrom 610-893-9551 Office keith.kolstrom@tycoelectronics.com

TYCO ELECTRONICS AFFIRMS Q4 REVENUE AND ADJUSTED EPS GUIDANCE;

ANNOUNCES DEFINITIVE AGREEMENT TO SELL MECHATRONICS BUSINESS AND UPDATES

GAAP EPS GUIDANCE

SCHAFFHAUSEN, Switzerland — Sept. 7, 2010 — Tyco Electronics Ltd. (NYSE: TEL) today announced that it has entered into a definitive agreement to sell its mechatronics business located in Niefern, Germany to L. Possehl & Co. mbH.  The closing of the transaction is expected to occur within 30 days, and in connection with the sale, the company will record a non-cash pre-tax loss of approximately $45 million.  The business designs and manufactures customer-specific components, primarily for the automotive industry, and is expected to generate sales of approximately $100 million in the current fiscal year.

The company continues to expect adjusted EPS from continuing operations of $0.68 to $0.72 and revenues of $3.05 to $3.15 billion for the fiscal quarter ending Sept. 24, 2010.  Current expectations for the quarter, including the sale transaction, are as follows:

	Current	Q4 Outlook
($ in millions)	Q4 Outlook	Issued July 22
Net Sales	$3,050 to $3,150	$3,050 to $3,150
Operating Income	$370 to $400	$415 to $445
Restructuring and Other Charges	$(60)	$(15)
Adjusted Operating Income	$430 to $460	$430 to $460
GAAP Diluted EPS	$0.58 to $0.62	$0.65 to $0.69
Adjusted Diluted EPS	$0.68 to $0.72	$0.68 to $0.72

ABOUT TYCO ELECTRONICS

Tyco Electronics Ltd. is a leading global provider of engineered electronic components, network solutions, specialty products and subsea communication systems, with fiscal 2009 sales of US$10.3 billion to customers in more than 150 countries. We design, manufacture and market products for customers in a broad array of industries including automotive; data communication systems and consumer electronics; telecommunications; aerospace, defense and marine; medical; energy; and lighting. With approximately 7,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics’ commitment is our customers’ advantage. More information on Tyco Electronics can be found at http://www.te.com/.

NON-GAAP MEASURES

“Adjusted Operating Income” is a non-GAAP measure and should not be considered a replacement for GAAP results.  Adjusted Operating Income reflects operating income before special items including charges related to legal settlements and reserves, restructuring charges, impairment charges, acquisition related charges, and other income or charges. The company utilizes Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. Adjusted Operating Income is a useful measure for investors because it better reflects the company’s underlying operating results, trends and the comparability of these results between periods.  The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges related to legal settlements and reserves, restructuring charges, impairment charges, acquisition related charges and other income or charges that may mask the underlying operating results and/or business trends.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

“Adjusted Earnings Per Share” is a non-GAAP measure and should not be considered a replacement for GAAP results.  Adjusted Earnings Per Share reflects diluted earnings per share from continuing operations attributable to Tyco Electronics Ltd. before special items, including charges related to legal settlements and reserves, restructuring charges, impairment charges, acquisition related charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, and, if applicable, related tax effects. The company presents Adjusted Earnings Per Share because it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP.  The company believes such a measure provides a picture of its results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States

Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Tyco Electronics has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law.  The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as developments in the credit markets; conditions affecting demand for products, particularly the automotive industry and the telecommunications, computer and consumer electronics industries; future goodwill impairment; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; political, economic and military instability in countries in which we operate; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that the acquisition of ADC Telecommunications, Inc. (ADC) may not be consummated; the risk that a regulatory approval that may be required for the transaction is not obtained or is obtained subject to conditions that are not anticipated; the risk that ADC will not be integrated successfully into Tyco Electronics; and the risk that revenue opportunities, cost savings and other anticipated synergies from the transaction may not be fully realized or may take longer to realize than expected. More detailed information about these and other factors is set forth in Tyco Electronics’ Annual Report on Form 10-K for the fiscal year ended Sept. 25, 2009 and Quarterly Reports on Form 10-Q for the quarterly periods ended Dec. 25, 2009, March 26, 2010 and June 25, 2010, as well as in Tyco Electronics’ Current Reports on Form 8-K and other reports filed by Tyco Electronics with the Securities and Exchange Commission.

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